                                                                EXHIBIT (A)(2)

                             LETTER OF TRANSMITTAL
                        REGARDING CLASS A COMMON SHARES
                                       OF
                            SIERRA PRIME INCOME FUND
                   TENDERED PURSUANT TO THE OFFER TO PURCHASE
                              DATED MARCH 12, 1997



  THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 6:00 PM PACIFIC STANDARD TIME ON
                  APRIL 11, 1997, UNLESS THE OFFER IS EXTENDED


Ladies and Gentlemen:

        The undersigned hereby tenders to the Sierra Prime Income Fund, a non-diversified, closed-end management investment company organized as a Massachusetts business trust (the "Fund"), the Class A Common Shares of beneficial interest, with no par value, of the Fund (the "Class A Common Shares") described below in Box No. 1, at a price (the "Purchase Price") equal to the net asset value per Class A Common Share ("NAV") determined as of 2:00 PM Pacific Standard Time on the Expiration Date (as defined in the Offer to Purchase) in cash, upon the terms and conditions set forth in the Offer to Purchase, dated March 12, 1997, receipt of which is hereby acknowledged, and in this Letter of Transmittal and the Instructions hereto (which together constitute the "Offer"). An Early Withdrawal Charge or "EWC" (as defined in the Offer to Purchase) may be imposed on certain Class A Common Shares accepted for payment which have been held for less than two years.

        Subject to and effective upon acceptance for payment of the Class A Common Shares tendered hereby in accordance with the terms of the Offer (including, if the Offer is extended or amended, the terms or conditions of any such extension or amendment), the undersigned hereby sells, assigns and transfers to or upon the order of the Fund all right, title and interest in and to all Class A Common Shares tendered hereby that are purchased pursuant to the Offer and hereby irrevocably constitutes and appoints First Data Investor Services Group, Inc.("First Data" or the "Transfer Agent") as attorney-in-fact of the undersigned with respect to such Class A Common Shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (a) transfer ownership of such Class A Common Shares on the Fund's books, together with all accompanying evidences of transfer and authenticity, to or upon the order of the Fund, upon receipt by the Transfer Agent, as the undersigned's agent, of the NAV per Common Share with respect to such Class A Common Shares; (b) deduct from the Purchase Price deposited with the Transfer Agent any applicable Early Withdrawal Charge and remit such charge to Sierra Investment Services Corporation; and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Class A Common Shares, subject to the next paragraph, all in accordance with the terms of the Offer.

        The undersigned hereby represents and warrants that: (a) the undersigned has a "net long position" in the Class A Common Shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Act of 1934, as amended, and has full power and authority to validly tender, sell, assign and transfer the Class A Common Shares tendered hereby; (b) when and to the extent the Fund accepts the Class A Common Shares for purchase, the Fund will acquire good, marketable and unencumbered title to them, free and clear of all security interests, liens, charges, encumbrances, conditional sales agreements or other obligations relating to their sale or transfer, and not subject to any adverse claim; (c) on request, the undersigned will execute and deliver any additional documents the Transfer Agent or the Fund deems necessary or desirable to complete the assignment, transfer and purchase of the Class A Common Shares tendered hereby; and (d) the undersigned has read and agrees to all of the terms of this Offer.



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        The names and addresses of the registered owners should be printed, if they are not already printed, in Box 1 as they appear on the registration of the Class A Common Shares. The number of Class A Common Shares that the undersigned wishes to tender should be indicated in Box No. 1, which number may be determined by indicating in Option B of such box the dollar amount of proceeds the undersigned desires to receive pursuant to the tender offer after any applicable Early Withdrawal Charge ("EWC") has been deducted from such proceeds.

        The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, the Fund may terminate or amend the Offer or may not be required to purchase any of the Class A Common Shares tendered hereby.

        The undersigned understands that acceptance of Class A Common Shares by the Fund for payment will constitute a binding agreement between the undersigned and the Fund upon the terms and subject to the conditions of the Offer.

        The check for the Purchase Price of the tendered Class A Common Shares purchased, minus any applicable Early Withdrawal Charge ("EWC"), will be issued to the order of the undersigned and mailed to the address indicated below in Box No. 1, unless otherwise indicated below in Box No. 2. Shareholders tendering Class A Common Shares shall be entitled to receive all dividends declared on or prior to settlement following the Expiration Date, but not yet paid, on Class A Common Shares tendered pursuant to the Offer. The Fund will not pay interest on the Purchase Price under any circumstances.

        All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and all obligations of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer, this tender is irrevocable.

 DELIVERY TO AN ADDRESS OTHER THAN THAT SHOWN BELOW DOES NOT CONSTITUTE VALID
                                   DELIVERY.


                            By Mail, Hand or Courier
                     Sierra Fund Administration Corporation
                         9301 Corbin Avenue, Suite 333
                             Northridge, CA  91324
                         Attn: Sierra Prime Income Fund



                        FOR ADDITIONAL INFORMATION CALL:
                                 (800) 222-5852



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        This Letter of Transmittal is to be used only if the Class A Common
Shares to be tendered are registered in the shareholders' name and the necessary documents will be transmitted to the Administrator by the shareholder or his broker, dealer or other Authorized Dealer. Do not use this form if a broker, dealer or other Authorized Dealer is the registered owner of the Class A Common Shares and is effecting the transaction for the shareholder.

        To ensure processing of your request, this Letter of Transmittal or a manually signed facsimile of it (together with all other required documents) must be received by the Administrator on or before the Expiration Date (April 11, 1997).


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                                                BOX NO. 1:  SHAREHOLDER INFORMATION
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
     Name and Address of Registered Owner                            Shareholder Information

                                                                     PLEASE PROVIDE:  Social Security No.
                                                                                                         ---------------------------
                                                                     CAESAR ACCOUNT NO.:
                                                                                        --------------------------------------------

                                                                     SIERRA ACCOUNT NO.:
                                                                                        --------------------------------------------
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                      CHECK ONE OF THE FOLLOWING AND FILL
                           IN THE APPROPRIATE AMOUNT

   OPTION A:  [ ]   I hereby tender ________ Class A Common Shares of the Fund.  I understand that an Early Withdrawal Charge may be imposed on certain Class A Common Shares accepted for payment that have been held for less than two years and that such charge, if any, will be deducted from the proceeds from such Class A Common Shares.
                    (See Instruction 3 and 4). OR

   OPTION B:  [ ]   I hereby tender that certain number of Class A Common Shares of the Fund necessary to receive $__________
                    from the Fund after the Early Withdrawal Charge, if applicable, has been deducted from the proceeds from such Class A Common Shares. (See Instruction 3 and 4).

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   PLEASE NOTE:  If the account indicated by the account number in this Box No. 1 is a Sierra Prime Income Fund IRA account, an IRA distribution form MUST be submitted with this Letter of Transmittal.

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                         BOX NO. 2: SPECIAL PAYMENT AND DELIVERY INSTRUCTIONS (SEE INSTRUCTIONS 2, 3 AND 4)
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   To be completed ONLY if checks are to be sent or wired to someone other than the undersigned or are to be sent to the undersigned at an address other than that shown above in Box No. 1

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   Mail check to:                                                          Wire Proceeds To:  [ ] Checking     [ ] Savings
                                                                             (Minimum $5,000 to be wired.  A $5.00 fee may be
   Name(s) __________________________________                                charged for each wire transfer.)
                              (Please Print)
                                                                           Bank______________________________________________
   Address: __________________________________                                                    (Name)

             _________________________________                             Address____________________________________________

             (Include Zip Code)
                                                                           ABA Routing No.____________________________________

                                                                           Account No.________________________________________
                                                                                      (Shareholder's Bank Account No.)
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

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              BOX NO. 3:  SIGNATURES (SEE INSTRUCTIONS 2, 3 AND 4)
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   A.      By signing this Letter of Transmittal, you represent that you have read the letter printed on the other side of this page and the Instructions enclosed herewith, which Instructions form part of the terms and conditions of the Offer.
   B. This Letter of Transmittal must be signed by the registered owner(s) of the Class A Common Shares tendered hereby or by person(s) authorized to become registered owner(s) by documents transmitted herewith. If signature is by attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or another acting in a fiduciary or representative capacity, please set forth the full title and include the required legal documents. (See Instruction 3)
   C. Your signature MUST be guaranteed and you MUST complete the signature guarantee in this Box No. 3 if (i) the value of the Class A Common Shares tendered herewith pursuant to the Offer is greater than $50,000, (ii) this Letter of Transmittal is signed by someone other than the registered holder of the Class A Common Shares tendered herewith, or (iii) you request payment for the Class A Common Shares tendered herewith to be sent to a person other than the registered owner of such Class A Common Shares for the benefit of such owner(s) and/or to an address other than the registered address of the registered owner of the Class A Common Shares. For information with respect to what constitutes an acceptable guarantee, please see Instruction 3(f).
   D. See Instruction 8 and Form W-9 enclosed herewith regarding backup withholding.


           ________________________________________

           ________________________________________
           (Signature(s) of Owner(s) Exactly as Registered)

           Dated ________, 19____   Daytime Telephone Number (    ) ___________


           SIGNATURE GUARANTEE (if applicable):


           ________________________________________
           Bank Name

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
                                  INSTRUCTIONS
             FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1. DELIVERY OF LETTER OF TRANSMITTAL. THIS LETTER OF TRANSMITTAL IS TO BE USED ONLY IF THE CLASS A COMMON SHARES TO BE TENDERED ARE REGISTERED IN THE SHAREHOLDER'S NAME AND THE NECESSARY DOCUMENTS WILL BE TRANSMITTED TO THE ADMINISTRATOR by the shareholder or his broker, dealer or other Authorized Dealer. Do not use this form if a broker, dealer or other Authorized Dealer is the registered owner of the Class A Common Shares and is effecting the transaction for the shareholder. A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL OR MANUALLY SIGNED FACSIMILE OF IT, ANY CERTIFICATES REPRESENTING CLASS A COMMON SHARES TENDERED AND ANY OTHER DOCUMENTS REQUIRED BY THIS LETTER OF TRANSMITTAL SHOULD BE MAILED OR DELIVERED TO THE ADMINISTRATOR AT THE ADDRESS SET FORTH IN THIS LETTER OF TRANSMITTAL AND MUST BE RECEIVED BY THE ADMINISTRATOR ON OR PRIOR TO THE EXPIRATION DATE (APRIL 11, 1997).

        The method of delivery of all documents is at the election and risk of the tendering shareholder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.

        The Fund will not accept any alternative, conditional or contingent tenders. All tendering shareholders, by execution of this Letter of Transmittal (or a manually signed facsimile of it), waive any right to receive any notice of the acceptance of their tender.

2. COMPLETING THIS LETTER OF TRANSMITTAL. If you intend to tender any Class A Common Shares pursuant to the Offer, please complete the Letter of Transmittal as follows:

        (a) Read the Letter of Transmittal in its entirety. By signing the Letter of Transmittal in Box No. 3, you agree to its terms.
        (b) Complete Box No. 1 by providing your Social Security Number, your Caesar or Sierra account number and selecting and completing either Option A or Option B.
        (c) Complete Box No. 2 any check issued in the name of a person other than the signer of the Letter of Transmittal are to be sent or wired to someone other than such signer or to the signer at an address other than that shown. in Box No. 1.
        (d) Complete Box No. 3 in accordance with Instruction 3 set forth below.

3.      SIGNATURES ON LETTER OF TRANSMITTAL, AUTHORIZATIONS AND ENDORSEMENTS.

        (a) If this Letter of Transmittal is signed by the registered owner(s) of the Class A Common Shares tendered hereby, the signatures) must correspond exactly with the name(s) in which the Class A Common Shares are registered.
        (b) If the Class A Common Shares are held of record by two or more joint owners, each such owner must sign this Letter of Transmittal.
        (c) If any tendered Class A Common Shares are registered in different names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal (or manually signed facsimiles of it) as there are different registrations of Class A Common Shares.
        (d) When this Letter of Transmittal is signed by the registered owner(s) of the Class A Common Shares listed and transmitted hereby, no endorsements representing such Class A Common Shares or separate authorizations are required. If, however, payment is to be made to a person other than the registered owner(s), any unpurchased Class A Common Shares are to be registered in the name of any person other than the registered owner(s) must be endorsed or accompanied by appropriate authorizations, in either case signed exactly as such name(s) appear on the registration of the Class A Common Shares and such endorsements or authorizations must be guaranteed by an institution described in Box No. 3.
        (e) If this Letter of Transmittal or any authorizations are signed by trustees, executors, administrators, guardians, attorneys- in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the Fund of their authority so to act.

       (f) Your signature MUST be guaranteed and you MUST complete the signature guarantee in Box No. 3 if (i) the value of the Class A Common Shares tendered herewith pursuant to the Offer is greater than $50,000,
       (ii) this Letter of Transmittal is signed by someone other than the registered holder of the Class A Common Shares tendered herewith, or
       (iii) you request payment for the Class A Common Shares tendered herewith to be sent to a payee other than the registered owner of such Class A Common Shares and/or to an address other than the registered address of the registered owner of the Class A Common Shares. An acceptable guarantee is one made by a commercial bank or trust company having an office, branch or agency in the United States, a member firm of a registered national securities exchange, a credit union or a savings association. The guarantee must state the words "Signature Guaranteed" along with the name of the granting institution. Shareholders should verify with the institution that it is an eligible guarantor prior to signing. A guarantee from a notary public is not acceptable.

4. TRANSFER TAXES. The Fund will pay all share transfer taxes, if any, payable on the transfer to it of Class A Common Shares purchased pursuant to the Offer. If, however, (a) payment of the Purchase Price is to be made to any person other than the registered owner(s), (b) (in the circumstances permitted by the Offer) unpurchased Class A Common Shares are to be registered in the name(s) of any person other than the person(s) signing this Letter of Transmittal, the amount of any transfer taxes (whether imposed on the registered owner(s) or such other persons) payable on account of the transfer to such person(s) will be deducted from the Purchase Price by the Transfer Agent unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted.

5. IRREGULARITIES. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tender of Class A Common Shares will be determined by the Fund in its sole discretion, whose determination shall be firm and binding on all parties. The Fund reserves the absolute right to reject any or all tenders determined by it not to be in appropriate form or the acceptance of or payment for any Class A Common Shares which may, in the opinion of the Fund's counsel, be unlawful. The Fund also reserves the absolute right to waive any of the conditions of the Offer or any defect or irregularity in tender of any particular Class A Common Shares or any particular shareholder, and the Fund's interpretations of the terms and conditions of the Offer (including these Instructions) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Fund shall determine. Tendered Class A Common Shares will not be accepted for payment unless all defects and irregularities have either been cured within such time or waived by the Fund. None of the Fund, Sierra Investment Services Corporation, the Transfer Agent, the Administrator, or any other person shall be obligated to give notice of defects or irregularities in tenders, nor shall any of them incur any liability for failure to give any such notice.

6.       QUESTIONS AND REQUESTS FOR ASSISTANCE AND ADDITIONAL COPIES.
Questions and requests for assistance may be directed to, and additional copies of the Offer to Purchase and this Letter of Transmittal may be obtained from Sierra Shareholder Services located at 9301 Corbin Avenue, Suite 333, Northridge, California 91324, or by telephoning (800) 222-5852.

7. FORM W-9. Each tendering shareholder who has not already submitted a completed and signed Form W-9 to the Fund is required to provide the Transfer Agent with a correct taxpayer identification number ("TIN") on Form W-9 which is enclosed herewith. Failure to provide the information on the form may subject the tendering shareholder to 31% federal income tax withholding on the payments made to the shareholder or other payee with respect to Class A Common Shares purchased pursuant to the Offer.

8. WITHHOLDING ON FOREIGN SHAREHOLDERS. The Transfer Agent will withhold federal income taxes equal to 30% of the gross payments payable to a foreign shareholder unless the Transfer Agent determined that a reduced rate of withholding or an exemption from withholding is applicable. For this purpose, a foreign shareholder is any shareholder that is not (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or (iii) any estate or trust the income of which is subject to United States federal income taxation regardless of the source of such income. The Transfer Agent will determine a shareholder's status as a foreign shareholder and eligibility for a reduced rate of, or an exemption from, withholding by reference to the shareholder's address or statements concerning eligibility for a reduced rate of, or exemption from, withholding unless facts and circumstances indicate that reliance is not warranted. A foreign shareholder who has not previously submitted the appropriate statements with respect to a reduced rate of, or an exemption from, withholding for which such shareholder may be eligible should consider doing so in order to avoid overwithholding. A foreign shareholder may be eligible to obtain a refund of tax withheld if such shareholder meets one of the three tests for capital gain or loss treatment described in Section 15 of the Offer to Purchase or is otherwise able to establish that no tax or a reduced amount of tax was due.

IMPORTANT: THE LETTER OF TRANSMITTAL OR A MANUALLY SIGNED FACSIMILE OF IT (TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS) MUST BE RECEIVED BY THE ADMINISTRATOR ON OR BEFORE THE EXPIRATION DATE.